UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2004

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Forward-Looking Statements

     This report contains forward-looking statements that reflect the Company’s current assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain words such as “expects,” “plans,” “believes,” “will,” “estimates,” “intends,” and other words of similar meaning that do not relate strictly to historical or current facts. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those projected, stated or implied by the statements. Such risks and uncertainties include, but are not limited to, general economic and competitive conditions in the markets in which the Company operates; unanticipated changes in customer demand, order patterns and inventory levels; fluctuations in the cost and availability of the Company’s primary raw material, hot rolled steel wire rod from domestic and foreign suppliers; the Company’s ability to raise selling prices in order to recover increases in wire rod prices; legal, environmental or regulatory developments that significantly impact the Company’s operating costs; continuation of good labor relations; and the Company’s ability to avoid future events of default with respect to its indebtedness, particularly under its new senior secured credit facility.

Item 5. Other Events

     On June 3, 2004, Insteel Industries, Inc. issued a press release announcing that it had entered into a credit agreement with GE Commercial Finance that will provide it with up to $82.0 million of financing under a new senior secured credit facility. The new facility concludes the Company’s efforts to refinance its prior credit facility. The reductions in the size of the facility and the number of lenders from the amounts previously announced are due to the improved financial performance of the Company which reduced its borrowing requirements. A copy of this credit agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

     The new senior secured credit facility, which has a four-year term, consists of a $60.0 million revolving credit facility, a $17.0 million term loan and a $5.0 million term loan. As of June 3, 2004, approximately $42.2 million was drawn on the revolving credit facility providing $10.9 million of borrowing availability, and $22.0 million was outstanding on the term loans. Proceeds from the transaction were used to pay off the Company’s existing credit facility and will support its future working capital, capital expenditure and general corporate requirements. A copy of this press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and by this reference made a part hereof.

     With the completion of the refinancing, the Company expects to announce its financial results for the year ended September 27, 2003 and the quarters ended December 27, 2003 and March 27, 2004, and file the corresponding Form 10-K and Form 10-Qs with the Securities and Exchange Commission as soon as is practicable. Shortly after the completion of these filings, the Company expects that its common stock would resume trading on the OTC bulletin board.

Item 7. Financial Statements and Exhibits

Exhibit 10.1	Credit Agreement dated June 2, 2004 among Insteel Wire Products Company, as Borrower; Insteel Industries, Inc. and Intercontinental Metals Corporation, as Guarantors; and General Electric Capital Corporation, as Agent and Lender.

Exhibit 99.1	Press release dated June 3, 2004 announcing the Company’s new senior secured credit facility totaling $82.0 million.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC.
Registrant
Date: June 3, 2004	By:	/s/ H.O. Woltz III
H.O. Woltz III
President and Chief Executive Officer

Date: June 3, 2004	By:	/s/ Michael C. Gazmarian
Michael C. Gazmarian
Chief Financial Officer and Treasurer